Exhibit 5.1

ORRICK, HERRINGTON & SUTCLIFFE LLP
THE ORRICK BUILDING
405 HOWARD STREET
SAN FRANCISCO, CALIFORNIA 94105-2669

tel +1-415-773-5700
fax +1-415-773-5759

WWW.ORRICK.COM

May 16, 2013

TC PipeLines, LP

717 Texas Street, Suite #2400

Houston, Texas 77002

Re:                             TC PipeLines, LP

Ladies and Gentlemen:

We have acted as special counsel to TC PipeLines, LP, a Delaware limited partnership (the “Partnership”), and TC PipeLines GP, Inc., a Delaware corporation and the general partner of the Partnership (the “General Partner”), in connection with registration by the Partnership under the Securities Act of 1933, as amended (the “Act”), of the offer and sale by the Partnership of 8,855,000 common units (including 1,155,000 common units which will be issued upon the exercise of an option) representing limited partnership interests in the Partnership (the “Common Units”) pursuant to that certain Underwriting Agreement, dated May 16, 2013, relating to the offering and sale of the Common Units (the “Underwriting Agreement”) by and among the Partnership, the General Partner and the several underwriters named therein.

In arriving at the opinions expressed below, we have examined: (i) the Registration Statement on Form S-3 (File No. 333-188628) with respect to the Common Units being sold by the Partnership (the “Registration Statement”); (ii) the Prospectus, dated May 15, 2013 (the “Prospectus”) included in the Registration Statement; (iii) the preliminary prospectus supplement, dated May 15, 2013 (the “Preliminary Prospectus Supplement”); (iv) the prospectus supplement, dated May 16, 2013 (the “Prospectus Supplement”); (v) the Certificate of Limited Partnership and the Amended and Restated Agreement of Limited Partnership of the Partnership, as amended to date (the “Limited Partnership Agreement”); (vi) the Certificate of Incorporation and the Bylaws of the General Partner, as amended to date; (vii) certified copies of the resolutions adopted by the Board of Directors of the General Partner on May 15, 2013; and (viii) the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Partnership and the General Partner and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all the documents supplied to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as certified, photostatic, faxed or conformed copies.

In connection with this opinion, we have assumed that all Common Units will be issued and sold in compliance in the manner stated in the Registration Statement, the Prospectus, the Preliminary Prospectus Supplement and the Prospectus Supplement.

Based on and subject to the foregoing, and subject also to the limitations and other qualifications set forth below, we are of the opinion that when the Common Units have been issued and delivered in accordance with the terms of the Underwriting Agreement, upon payment (or delivery) of the consideration therefor provided for therein, such Common Units will be validly issued, fully paid and nonassessable, except as provided in Section 17-303(a) and 17-607 of the Delaware Limited Partnership Act.

We express no opinion other than as to the federal laws of the United States of America, the Delaware Limited Partnership Act (the “DLPA”), applicable provisions of the Delaware Constitution and reported Delaware state judicial decisions interpreting the DLPA and the applicable provisions of the Delaware Constitution.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K of the Partnership dated on or about the date hereof, to the incorporation by reference of this opinion into the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus and the Prospectus Supplement. In giving this consent, we do not admit that we are “experts” under the Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Orrick, Herrington & Sutcliffe LLP

Orrick, Herrington & Sutcliffe LLP